EXHIBIT 10.76

                      FOURTH AMENDMENT TO PROMISSORY NOTE
                                (LINE OF CREDIT)

     WHEREAS, Obsidian Enterprises, Inc., a Delaware corporation, executed as "Maker", a certain Promissory Note dated January 9, 2002 in favor of Fair Holdings, Inc, an Ohio corporation, (the "Note"), as "Lender", in the principal amount of Three Million and 00/100 Dollars with a Final Maturity Date of January 9, 2005 which was amended by that certain First Amendment To Promissory Note dated January 2, 2003 and further amended by that certain Second Amendment To Promissory Note dated April 1, 2003 and a Third Amendment dated February 14, 2004.

     WHEREAS, Obsidian Enterprises, Inc. and Fair Holdings, Inc. have agreed to a fourth amendment to the Note so that the principal amount of the Note shall be increased to the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00).

     NOW THEREFORE, inconsideration of the recitals set forth above and the covenants, conditions and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties consent and agree as follows:

     1. The principal balance of the Note is hereby increased to Fifteen Million and 00/100 Dollars ($15,000,000.00).

     Except for the amendment to the principal balance all other terms and conditions of the Note and all amendments thereto shall remain in full force and effect as if fully stated herein.

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Promissory Note to be executed this 10th day of March, 2004.


Obsidian Enterprises, Inc.              Fair Holdings, Inc.


By: /s/ Terry G. Whitesell              By: /s/ Timothy S. Durham
    ---------------------------         ----------------------------------
    Terry G. Whitesell, President       Timothy S. Durham, Chairman